UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 25, 2013

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

See Item 5.02, which is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 25, 2013, the Management Development and Compensation Committee (the “Compensation Committee”) approved the Company’s 2013 Executive Officer Incentive Compensation Plan (the “2013 Bonus Plan”) and established awards that may be earned for fiscal 2013 under the 2013 Bonus Plan by Messrs. Shaw, Landers, Seguin and Martin, and other officers approved by the Compensation Committee for participation in the 2013 Bonus Plan (each, a “Participant”). A Participant may receive a cash bonus payment under the 2013 Bonus Plan based upon the attainment of performance targets that are established by the Board of Directors or the Compensation Committee and may relate to financial measures with respect to the Company, as well as individual performance goals (collectively, the “Performance Goals”) and a Participant’s overall performance. No cash bonuses under the 2013 Bonus Plan shall be paid to Participants unless and until the Board of Directors or the Compensation Committee makes a determination with respect to the attainment of the Performance Goals. The Compensation Committee and the Board of Directors retain the right to amend, alter or terminate the 2013 Bonus Plan at any time. The above description of the 2013 Bonus Plan is a summary and is qualified in its entirety by the 2013 Bonus Plan itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

9.01. Exhibits

(d)	Exhibits

10.1	Monotype Imaging Holdings Inc. 2013 Executive Officer Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

February 27, 2013	By:	/s/ Douglas J. Shaw
Douglas J. Shaw
President and Chief Executive Officer (Principal Executive Officer)

3